Exhibit 10.25

Exhibit 10.25

Rockefeller Group

Business Centers

Service Agreement

Term Sheet

DATE: MAY 21, 2010

Client Information

Client: Coronado Biosciences Entity: Corporation Tax ID or SS:

Address: 45 Rockefeller Plaza, Suite 2000 City: New York State: New York Zip: 10111 Country: United States

Client’s Telephone Number: 212-332-1667 Client’s Email Address: ggemignani@coronadobiosciences.com

Send Invoices To: Gary Gemignani Phone Number: 212-332-1666 Fax Number: 212-332-1667

Billing Contact Email: ggemignani@coronadobiosciences.com

Center: 45 Rockefeller Plaza Suite 2000, New York, NY, 10111

Commencement: June 1, 2010 Expiration: August 31, 2010

Recurring terms: 3 Months Notice Period: 60 Days prior to end of term Escalation Date Annually: June 1 Escalation Rate: 10.00%

Referred by: N/A Name: N/A

Office Fees

Office Cpty Rate Office Cpty Rate Office Cpty Rate Office Cpty Rate

38 1 $2,600.00

53 1 $3,700.00

54 1 $3,700.00

55 1 $2,800.00

Technology Quantity Rate Extension Start-up

Phone 4 $125.00 $500.00 $300.00

Shared T1 Internet 4 $110.00 $440.00 $300.00

eFax 1 $40.00 $40.00 $75.00

Miscellaneous FREE HOURS of Conference Room Time/Month Quantity

5 Rate

$0.00 Extension

$0.00 Start-up

$0.00

COMMENTS

Account #10259: Coronado Biosciences – new business venture. Terms: Three-month cycle; 60-day notification required within current three-month term to terminate or the next three month responsibility applies (automatic roll over); Two-month retainer is due at signing – retainer is held on file and returned 60-days after departure; FREE Conference room hours: 5/month (use or lose policy)

Initial Charges

Other:

Key/Access Card Included @ Each

Start-up Fee: $900.00

Recurring Monthly Charge: $13,780.00

Service Retainer: “2” months: $27,560.00

INITIAL CHARGES DUE AT SIGNING $42,240.00

* Please note that this agreement does not end automatically. To end this agreement, please refer to the terms and conditions of section 18.

** By signing this agreement you agree to our Service Agreement Terms and Coditions attached hereto.

*** Special Promotions and pricing do not apply to Agreement already in effect.

Coronado Biosciences Rockefeller Group Business Centers, Inc.

By Date By: Date:

Name: Mr.Gary Gemignani Name: Margaret M. Myhan

Title: General Manager

Title: Chief Operation Officer/Chief Financial Officer

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SERVICE AGREEMENT
TERMS AND CONDITIONS
1.	STANDARD SERVICES

A. OFFICE ACCOMODATION. As a Client you have a license to use the office(s) assigned to you. You also have shared use of common areas in the Center. You have access to your office(s) twenty-four (24) hours a day, seven (7) days a week. Your office(s) comes with standard office furniture. Our building provides office cleaning, maintenance services, electric, heating and air conditioning to the Center during normal business hours as determined by the landlord for the building.

You will be asked to sign an inventory of all accommodation(s), furniture and equipment you are permitted to use, together with a note of its condition, and an acknowledgement of the keys or entry cards issued to you and specified on the first page of this Agreement (the “Term Sheet”),

You shall not install any furniture or office equipment, cabling, internet or telecom connections without our consent, which we may refuse at our absolute discretion.

We reserve the right to relocate you to another office in the Center from time to time. If we exercise this right it will only be to an office of equal or larger size and configuration and we will attempt to obtain your approval with respect to such new office(s) in advance. Any such relocation will be at our expense. Additionally, we may show the offices(s) to prospective Clients and will use reasonable efforts not to disrupt your business.

B. SERVICES. In addition to an office, we provide you with certain services on an as requested basis, subject to the availability of RGBC staff . We will not be responsible for any delay in service due to the unavailability of such staff. The fee schedule for these services is available upon request and may be updated from time to time. The fees are charged to your account and are payable on the monthly billing date. You agree to pay all charges authorized by you or your employees.

If you request the use of services outside of the Center’s normal opening hours, we will try to accommodate you, subject to the availability of RGBC staff. If we decide in our sole discretion that a request for any particular service is excessive, we reserve the right to charge an additional fee at our usual published rates based on the time taken to complete such service.

RGBC and its designees are the only service providers authorized to provide services in the Center. You agree that neither you nor your employees will solicit other clients of the Center or other outside parties to provide any service provided by RGBC, its affiliates or its designees, or otherwise.

C. INTERNET ACCESS. You must pay service fees for each device connected to Internet service.

Internet service and any other service provided to you may only be used for lawful purposes. Transmission or storage of any information, data, or material in violation of any US federal, state or local law is prohibited. You are prohibited from using our internet access or our network to transmit threatening material or transmit or receive obscene material. You must comply with any copyright notices, license terms or other notices appearing on screen or any part of any material on the internet or our network. You must not copy, use or exploit such material in any way, unless we have explicitly given you permission to do so. Anyone seeking to send a Notification of Claimed Infringement pursuant to the Digital Millennium Copyright Act of 1998 must send notification to RGBC’S Designated Agent, Parkin Lee, Rockefeller Group Business Centers, Inc., I7th floor, 1221 Avenue of the Americas, New York, NY 10020-1095, by telephone at (212)282-2000, by fax at (212) 282-2005, or by email to growden@rockgrp.com. You must strictly comply with the terms of any permissions which we give. We have the right to suspend internet or network service at any time if your use violates any laws or the provisions of this Agreement.

With respect to e-mail usage from our Internal service, it is explicitly prohibited to do any of the following: sending unsolicited commercial, advertising and informational mail messages: using another site’s mail server to relay mail without the express permission of that site; sending emails that make it appear as though the e-mail is sourced from another source’s server, even if permission has been received; falsifying addressing information or otherwise modifying headers to conceal the sender’s identity; sending messages that threaten or promise breaches of the peace, acts of terror, war, civil disturbance or violence; sending messages that harass or intimidate other users; sending mass electronic messages or “mail-bombing” (sending mass unsolicited mail or deliberately sending very large attachments to one recipient); and sending the same or substantially similar unsolicited email message, whether commercial or not, to 100 or more recipients. Also, when using our Internet service, posting the same or similar message to one or more newsgroups (excessive cross-posting or multiple-posting, also known as “SPAM”) is prohibited.

We do not make any representations as to the security of our network (or the internet) or any information that you place on it. You should employ whatever security measures (such as encryption) you believe are appropriate for your protection.

We cannot guarantee that a particular degree of availability will be attained in connection with your use of the internet or network services.

You hereby warrant to us that our provision of these services to you will not infringe upon the rights of any third parties.

We warrant that the services shall be provided and performed in a professional and workmanlike manner. If we fail to provide the services as warranted, your sole and exclusive remedy shall be the remedy of such failure by us within a reasonable time after written notice.

The above warranty is in lieu of all other terms, conditions and warranties, whether express or implied by usage, custom, statute or otherwise pertaining to the services and manner in which we perform our obligations and exercise our right including, but without prejudice to the generality of the foregoing such as relate to the description, performance, quality, suitability or fitness for any particular purposes, of the services. We do not warrant that the services will be uninterrupted or error free.

2. PAYMENTS. You agree to pay (i) the initial charges set forth on the Term Sheet upon execution of this Agreement and (ii) your Recurring Monthly Charges and additional service fees, and all applicable sales and use taxes on services to be provided in the following month in advance in full on the 1st of every month. You will be charged a late fee equivalent to 5% of the balance due, if payment is not received by the 5th of every month. If you dispute any portion of the charges on your bill, you agree to pay the undisputed portion on the designated payment date. You agree that charges must be disputed within ninety (90) days or you waive your right to dispute such charges.

You agree to pay promptly all (i) sales, use, excise and any other taxes, surcharges or license fees which you are required to pay to any governmental authority (and, at our request, will provide to us evidence of such payment), and (ii) any taxes paid by us attributable to your accommodation, including, without limitation, any gross receipts, rent and occupancy taxes, surcharge fees or tangible personal property taxes.

You will pay a fee of $100.00 (or the maximum amount permitted by law) for the return of any payment for insufficient funds.

3. SERVICE RETAINER. When you sign this Agreement you are required to pay a Service Retainer as part of your initial charges as security for the performance of your obligations under this Agreement. The Service Retainer will not be kept in a separate account from other funds of RGBC and no interest will be paid to you on this amount. The Service Retainer may be applied to outstanding charges at any time at our discretion. We have the right to require that you replace retainer funds that we apply to your charges and to increase retainer funds if (i) you frequently fail to pay us on time or (ii) your outstanding fees exceed the Service Retainer held. At the end of the term of this Agreement, if you have satisfied all of your payment obligations, we will refund your Service Retainer within sixty (60) days thereafter.

4. USE OF OFFICE ACCOMODATION. You agree to use our offices, services and facilities in accordance with the provisions of this Agreement as a first-class office and only for the approved purpose you have stated to us or to which we have otherwise agreed.

You shall not, without our prior written consent: (i) store or operate in the office(s) or the Center any computer (excepting a personal computer) or any other large business machine, reproduction equipment, heating equipment, stove, radio, stereo equipment or other mechanical amplification equipment, vending or coin operated machine, refrigerator or coffee equipment; (ii) conduct a mechanical business in the office(s) or the Center, (iii) store or cook food within the office(s) or the Center, or use or allow to be used in the building, oil burning fluids, gasoline, kerosene for heating, warming or lighting; (iv) use the office(s) or the Center as a distribution, assembly or shipping center for goods or merchandise or for manufacturing or storage of merchandise except as such storage may be incidental to general office purposes; (v) occupy or permit any portion of the office(s) or the Center to be occupied or used for the manufacture, sale, gift or use of liquor, narcotics or tobacco in any form or (vi) use the office(s) or any part of the Center for lodging or sleeping or for any immoral or illegal purposes. No article deemed hazardous on account of fire or any explosives shall be brought into the Center, No behavior, noise or odor, which, in our judgment, might disturb other clients or other occupants of the building shall be permitted in the office(s). No fire arms shall be permitted.

You agree to use the office(s), services and facilities as required by laws, ordinances and regulations which apply to your operations, including those which require you to have licenses and/or permits. Neither you as Client nor any occupant of the offices) shall use the words “Rockefeller Group Business Censers”, or any simulation thereof, for any purpose whatsoever, including (but not limited to) as or for any corporate, firm or trade name, trademark, or designation or description of merchandise or services.

5. NAME AND ADDRESS. You may only carry on that business in your name or some other name upon which we previously agree. At your request and cost we will include that name in the house directory at the Center, where this is available. You must not put up any signs on the doors to your office(s) or anywhere else which is visible from outside the office(s) you are using. You may use the Center address as your business address. You acknowledge that you have read and understood United States Post Office Form #1583 and understand that in the event your use of this address terminates, it will he your responsibility to notify all parties of the termination of the use of the Center’s address. If this Agreement terminates or any or all of the Monthly Charges and additional service fees are not paid when due, RGBC may terminate your right to use the Center’s address and at RGBC’s election, and upon reasonable notice, may either (i) return all mail to senders or (ii) destroy said mail.

6. ACCESS TO YOUR OFFICE ACCOMODATION. We may enter your office(s) at any time. However, unless there is an emergency, we will as a matter of courtesy try to inform you in advance when we need access to carry out testing, repair or work other than routine inspection, cleaning and maintenance. We will also use reasonable efforts to comply with security procedures in order to protect the confidentiality of your business.

7. OUR PROPERTY. You must take good care of and not damage or make any changes to the office, facilities, furnishings and equipment we provide to you or remove any of such furnishings and equipment from the office(s). At the end of this Agreement, you must deliver the same to us in good condition, normal wear and tear excepted. If any damage (beyond normal wear and tear) to our property should occur while in your care, custody or control, you agree to pay reasonable repair/replacement costs and to notify us immediately upon such damage occurring, but no later than 8 hours later. You are liable for any damage caused by you or those in the Center with your permission or at your invitation.

8. KEYS AND SECURITY. Any keys or entry cards which we let you use remain our property at all times. You must not take any copies of them or allow anyone else to use them without our consent. Any loss must be reported to us immediately and you must pay the cost of replacement keys or cards and or changing locks, if required.

You must not place any additional locks or bolts of any kind upon any of the doors or windows of the Center nor make any changes to existing locks or the mechanisms thereof.

9. COMPLIANCE WITH LAW. You must comply with all relevant laws and regulations in the conduct of your business. You must do nothing illegal. You must not do anything that interferes with the use of the Center by RGBC or by anyone else, cause any nuisance or annoyance, increase insurance premiums payable by RGBC or its affiliates or cause loss or damage to us or to the owner of any interest in the building in which the Center is located. If you

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do not comply with the provisions of this paragraph, we may immediately terminate this Agreement or any other agreement you have with us.

10. CONDUCT. You acknowledge that RGBC is and will continue to be an equal opportunity employer and that RGBC prohibits any form of discrimination in employment, against any of its employees (whether by its employees, its clients, including you, or others), including, on the basis of race, color, creed, religion, age, gender, marital status, sexual orientation, national origin, or disability, or other characteristics protected by law. In recognition of this policy, you and your officers, directors, employees, shareholders, partners, agents, representatives, contractors, customers, or invitees shall be prohibited from participating in any type of harassing or abusive behavior to employees of RGBC or it affiliates, other clients or invitees, verbal or physical in the Center for any reason. You further agree, upon the request of RGBC, to cooperate with RGBC in its efforts to enforce and maintain its equal employment opportunity, non-discrimination and anti-harassment policies. RGBC may immediately terminate this Agreement if you or any of your staff engage in any behavior that RGBC deems is contrary to its policies. Notwithstanding the above, you will indemnify and hold harmless RGBC for any and all damages, costs, liabilities, and reasonable attorneys’ fees incurred by it under applicable employment non-discrimination laws (whether federal, state or local) as a result of your or any of your staff’s conduct toward RGBC’s employees or other users or occupants of the Center and/or failure to comply with your obligations hereunder.

11. DAMAGES AND INSURANCE. You are responsible for any damage you cause to the Center or your office(s) beyond normal wear and tear. We have the right to inspect the condition of the office from time to time and make any necessary repairs.

You are responsible for arranging insurance for your personal property against all risks and for your liability to and for your employees and third parties. You have the risk of damage, loss, theft or misappropriation with respect to any of your personal property and liability to and for your employees and third parties. You agree to waive any right of recovery against RGBC, its directors, officers and employees for any damage, loss, theft or misappropriation of your property under your control and any liability to and for your employees and third parties. All property in your office(s) is understood to be under your control.

12. INDEMNITIES. You must indemnify us with respect to all liability, claims, damages, loss and expenses which may arise (except to the extent caused by our gross negligence or willful misconduct):

(i)	if someone dies or is injured while in the accommodation you are using;

(ii)	from a third party in respect of your use of the Center and the services; or

(iii)	if you do not comply with the terms of your Agreement.

You must also pay any costs, including reasonable legal fees, which we incur in enforcing your Agreement.

13. OUR LIMITATION OF LIABILITY. You acknowledge that due to the imperfect nature of verbal, written and electronic communications, neither RGBC nor its affiliates, its landlord or any of their respective officers, directors, employees, partners, agents or representatives shall be responsible for damages, direct or consequential, that may result from the failure of RGBC to furnish any service, including but not limited to the service of conveying messages, communications and other utility or services. Your sole remedy and RGBC’s sole obligation for any failure to render any service, any error or omission, or any delay or interruption of any service, is limited to an adjustment to your bill in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues.

WITH THE SOLE EXCEPTION OF THE REMEDY DESCRIBED ABOVE, YOU EXPRESSLY AND SPECIFICALLY AGREE TO WAIVE, AND AGREE NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, INCLUDING WITH RESPECT TO LOST BUSINESS OR PROFITS, ARISING OUT OF ANY FAILURE TO FURNISH ANY SERVICE, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF SERVICES. RGBC DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

RGBC and our affiliates and/or our landlord are not liable to you, or to anyone you invite or permit into our offices or areas, for any injury (including death), loss or damage resulting from the actions or omissions of our employees, clients, their guests, or anyone else, or resulting from any condition or failure of the offices access, facilities and/or areas provided by us. You waive all claims you may come to have against us and/or our landlord for damage or loss to your property arising from fire, theft, or other occurrences.

14. SUSPENSION OF SERVICES. We may by notice suspend the provision of services (including access to the Center) for reasons of political unrest, strikes, terrorism or other events beyond our or our landlord’s reasonable control.

15. LICENSE AGREEMENT. YOU ACKNOWLEDGE THAT THIS AGREEMENT IS NOT A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY. IT IS A CONTRACTUAL ARRANGEMENT THAT CREATES A REVOCABLE LICENSE. RGBC retains legal possession and control of the Center and the office(s) assigned to you. Our obligation to provide space and services to you is subject to the terms of our lease with the building. This Agreement terminates simultaneously with the termination of RGBC’s master lease or the termination of the operation of Center for any reason. As our Client, you do not have any rights under our lease with the landlord. When this Agreement is terminated because the term has expired or otherwise, your license to occupy the Center is revoked. You agree to remove your personal property and leave the office as of the date of termination. We are not responsible for property left in the office after termination.

16. DEFAULT. You are in default under this Agreement if: 1) you fail to abide by the rules and regulations of the Center; 2) you do not pay your fees on the designated payment date and after written notice of this failure to pay you do not pay within five (5) days; and 3) you do not comply with the terms of this Agreement. If the default is unrelated to payment you will be given written notice of the default and you will have ten (10) days to correct the default. In the event you default on your obligations under this Agreement, you agree that RGBC may cease to provide any and all services including telephone and internet services without resort to Legal process.

17.CURING YOUR DEFAULT. If you default in the observance of any provision of this Agreement, RGBC, without waiving such default, may thereafter, without notice, perform the same for your account and at your expense. All costs and expenses incurred by RGBC in connection with any such performance and all costs and expenses, including reasonable counsel fees and disbursements incurred in any action or proceeding brought by RGBC to enforce any of your obligations hereunder and/or RGBC’s rights in or to the office(s), shall be paid by you to RGBC upon demand. If any fees or damages payable under this Agreement are not paid within five (5) days after the date on which they are due, the same shall be subject to a late charge equal to five (5%) percent of the amount due. RGBC reserves the right, without liability to you, to suspend furnishing or rendering of services to you if you are in arrears in paying any such amounts.

18. TERMINATION. The term of this Agreement shall last for the period of time stated on the Term Sheet and will then be automatically extended for the period(s) of time outlined on the Term Sheet, unless either party terminates in accordance with the Notice Period set forth on the Term Sheet (or with sixty (60) days prior notice in the event three (3) or more offices are assigned to you at any time under this Agreement and/or any other agreement with RGBC). The Monthly Charges will automatically increase on an annual basis in accordance with the Term Sheet. In all other respects, your Agreement will renew on the same terms and conditions as contained herein.

RGBC has the right to immediately terminate this Agreement upon notice it: 1) you become insolvent, go into liquidation or become unable to pay your debts as they fall due; 2) you are in breach of one of your obligations which cannot be put right or which we have given you notice to put right and which you have failed to put right within ten (10) business days of that notice; or 3) your conduct, or that of someone at the Center with your permission or at your invitation, is incompatible with ordinary office use.

If we put an end to this Agreement for any of these reasons above it does not put an end to any then outstanding obligations you may have and you must: 1) pay for additional services you have used; 2) pay the Monthly Charges for the remainder of the period for which your Agreement would have lasted had we not ended it or for a further period of three months (whichever is earlier), and 3) indemnify us against all costs and losses we incur as a result of the termination.

19. RESTRICTION ON HIRING. Our employees are an essential part of our ability to deliver our services. You acknowledge this and agree that, during the term of your Agreement and for six (6) months afterward, you will not hire any of our employees or others working on our behalf. If you do hire one of our employees or another person working on our behalf, you agree that actual damages would be difficult to determine and therefore you agree to pay liquidated damages in the amount of one-half of the annual base salary of the employee or other person you hire. You agree that this liquidated damage amount is fair and reasonable.

20. RULES AND REGULATIONS. You and your employees, agents, guests, invitees, visitors, and/or any other persons caused to be present in and around the premises by you will perform and abide by the rules and regulations set forth herein and any other rules that we may impose generally on users of the Center, whether for reasons of health and safety, or otherwise. We shall have no responsibility to you for the violation or non-performance by any of our other clients of any of the Rules and Regulations but shall use reasonable efforts to enforce all Rules and Regulations.

a. Your employees and guests shall conduct themselves in a businesslike manner; proper business attire shall be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other clients and you will abide by our directives regarding all matters common to all occupants.

b. You shall not affix anything to the windows, walls or any other part of the office(s) or the Center or make alterations or additions to the office(s) or the Center without our prior written consent.

c. You shall not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

d. You shall only use public areas with our prior consent and those areas must be kept neat and attractive at all times.

e. You shall not obstruct corridors, halls, elevators and stairways or use them for any purpose other than egress and ingress.

f. The electrical current shall be used for ordinary lighting, powering personal computers and personal business devices only unless written permission to do otherwise shall first have been obtained from us at an agreed cost to you.

g. If you require any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at your expense by personnel designated by us.

h. You may not conduct business or use mobile phones in the hallways, reception area or any other area except in your designated office(s) without our prior written consent.

i. You shall not and shall not permit any person to bring animals other than seeing-eye dogs in the company of blind persons into the building or the Center.

j. Canvassing, soliciting and peddling in the building are prohibited and you shall not solicit other clients for any business or other purpose without our prior written consent.

k. Smoking shall be prohibited at all times in all areas of the Center, including conference rooms, training rooms, offices (whether open or closed) and workstations.

l. You shall use only telecommunications systems and services as provided by us.

21. SUBORDINATION. Your Agreement is subordinate to our lease with our landlord and to any other agreements to which our lease is subordinate.

22. MISCELLANEOUS.

A. All notices must be in writing and may be given by registered or certified mail, postage prepaid, overnight mail service or hand delivered with proof of delivery, addressed to RGBC or Client at the address listed on the Term Sheet.

B. If you remain in the office(s) after the expiration or termination of this Agreement without RGBC’s consent, you will be required to pay as liquidated damages, for such period as you remain in the office(s), an amount equal to two times the Monthly Charges and additional service fees that you were obligated to pay for the period immediately preceding the expiration or termination of this Agreement. The term of this Agreement shall not be extended as a result of your remaining in the office(s) or paying the amounts specified herein.

C. If any provision of this Agreement or the application thereof is deemed invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable,

shall not be affected thereby, and each provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

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D. If you fail to remove any property belonging to you from the office(s) or the Center after the expiration or termination of this Agreement, it shall be conclusively presumed that you have conveyed such property to RGBC under this Agreement as a bill of sale without further payment or credit by RGBC to you and we may either keep or remove such property and you shall pay all our costs of such removal upon demand.

E. You may not assign this Agreement without RGBC’s prior written consent.

F. This Agreement is governed by the laws of the state in which the Center is located.

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November 19, 2010

Mr. Gary Gemignani

Chief Operating Officer

Coronado Biosciences

45 Rockefeller Plaza, Suite 2000

New York, New York 10111

Re: Service Agreement – Office #35

Dear Gary:

Enclosed are two original Service Agreements covering the above-captioned premises for office #35 which you have acquired for your confidential files.

Kindly sign all counterparts, initial and returned to me and I will then send you a fully executed copy for your file. The monies due for this office, i.e. $5,950.00, reflect the first month of recurring charges: $1,925.00 of which $l,800.00/month is for office fees and $125.00/month for a single phone which is required in every office. The traditional two-month retainer of $3,850.00 has been reflected as well. We will issue you a $100 credit for start-up, given the nature of this office. And, your last two weeks of November will appear as a pro-rated amount on your December invoice. We will not collect monies due at signing – rather include these new charges in your upcoming December invoice.

It is understood that all offers are subject to modification or withdrawal by the Licensor at any time and that the parties shall not be obligated unless and until a Service Agreement is fully executed and unconditionally delivered.

We appreciate your loyalty to RGBC!

If you have any questions, please do not hesitate to call. My best wishes to you and your family for a wonderful Thanksgiving.

Sincerely,

Margaret M. Myhan

General Manager

Enclosures

Rockefeller Group

Business Centers

Service Agreement

Term Sheet

DATE: NOVEMBER 19, 2010

Client: Coronado Biosciences

Entity: Corporation

Tax ID or SS: 20-5157386

Address: 45 Rockefeller Plaza, Suite 2000

City: New York

State: New York

Zip: 10111

Country: United States

Client’s Telephone Number: 212-332-1666

Client’s Email Address: ggemignani@coronadobiosciences.com

Send Invoices To: Gary Gemignani; Jaclyn Jaffe

Phone Number: 212-332-1666

Fax Number: 212-332-1667

Billing Contact Email: ggemignani@coronadobiosciences.com

Center: 45 Rockefeller Plaza, New York, Suite 2000, NY, 10111

Commencement: November 15, 2010

Expiration: February 28, 2011

Recurring terms: 3 Months

Notice Period: 60 Days prior to end of term

Escalation Date: October 31

Escalation Rate: 10.00%

Referred by: Other

Name: Existing client

Client Information

Office 35

Cpty 1

Rate $1,800.00

Office

Cpty

Rate

Office

Cpty

Rate

Office

Cpty

Rate

Technology

Phone

Quantity

1

Rate

$125.00

Extension

$125.00

Start-Up Per Unit

$75.00

COMMENTS

Account: 10259. Office being used for Coronado storage and confidential files. Other than phone – no other services. Start- up fees to be adjusted down $100.00; November to be pro-rated for last two weeks.

Initial Charges

Other: adjusted start-up

($100.00)

Key/Access Card Included

@ Each

Start-up Fee:

$275.00

Recurring Monthly Charge:

$1,925.00

Service Retainer: “2” months:

$3,850.00

INITIAL CHARGES DUE AT SIGNING:

$5,950.00

*Please note that this agreement does not end automatically. To end this agreement, please refer to the terms and conditions of section 18.

**By signing this agreement you agree to our Service Agreement Terms and Conditions attached hereto.

***Special Pricing and Promotions do not apply to Agreement already in effect.

Coronado Biosciences

Rockefeller Group Business Centers

By: [Graphic Appears Here]

Date: 11/29/2010

By:

Date:

Name: Mr. Gary Gemignani

Name: Margaret M. Myhan

Title: Chief Operating Officer

Title: General Manager

SERVICE AGREEMENT
TERMS AND CONDITIONS
I.	STANDARD SERVICES

A. OFFICE ACCOMODATION. As a Client you have a license to use the office(s) assigned to you. You also have shared use of common areas in the Center. You have access to your office(s) twenty-four (24) hours a day, seven (7) days a week. Your office(s) comes with standard office furniture. Our building provides office cleaning, maintenance services, electric, heating and air conditioning to the Center during normal business hours as determined by the landlord for the building.

You will be asked to sign an inventory of all accomodation(s), furniture and equipment you are permitted to use, together with a note of its condition, and an acknowledgement of the keys or entry cards issued to you and specified on the first page of this Agreement (the “Term Sheet”). You shall not install any furniture or office equipment, cabling, internet or telecom connections without our consent, which we may refuse at our absolute discretion.

We reserve the right to relocate you to another office in the Center from time to time. If we exercise this right it will only be to an office of equal or larger size and configuration and we will attempt to obtain your approval with respect to such new office(s) in advance. Any such relocation will be at our expense. Additionally, we may show the offices(s) to prospective Clients and will use reasonable efforts not to disrupt your business.

B. SERVICES. In addition to an office, we provide you with certain services on an as requested basis, subject to the availability of RGBC staff. We will not be responsible for any delay in service due to the unavailability of such staff. The fee schedule for these services is available upon request and may be updated from time to time. The fees are charged to your account and are payable on the monthly billing date. You agree to pay all charges authorized by you or your employees.

If you request the use of services outside of the Center’s normal opening hours, we will try to accommodate you, subject to the availability of RGBC staff. If we decide in our sole discretion that a request for any particular service is excessive, we reserve the right to charge an additional fee at our usual published rates based on the time taken to complete such service. RCBC and its designers are the only service providers authorized to provide services in the Center. You agree that neither you nor your employees will solicit other clients of the Center or other outside parties to provide any service provided by RGBC, its affiliates or its designees, or otherwise.

C. INTERNET ACCESS. You must pay service fees for each device connected to Internet service.

Internet service and any other service provided to you may only be used for lawful purposes. Transmission or storage of any information, data, or material in violation of any US federal, state or local law is prohibited. You are prohibited from using our internet access or our network to transmit threatening material or transmit or receive obscene material. You must comply with any copyright notices, license terms or other notices appearing on screen or any part of any material on the internet or our network. You must not copy, use or exploit such material in any way, unless we have explicitly given you permission to do so. Anyone seeking to send a Notification of Claimed Infringement pursuant to the Digital Millennium Copyright Act of 1998 must send notification to RGBC’s Designated Agent, Parkin Lee, Rockefeller Group Business Centers, Inc., 17th floor, 1221 Avenue of the Americas, New York, NY 10020-1095, by telephone at (212)282-2000, by fax at (212)282-2005, or by email to growden@rockgrp.com. You must strictly comply with the terms of any permissions which we give. We have the tight to suspend internet or network service at any time if your use violates any laws or the provisions of this Agreement.

With respect to e-mail usage from our Internet service, it is explicitly prohibited to do any of the following: sending unsolicited commercial, advertising and informational mail messages; using another site’s mail server to relay mail without the express permission of that site; sending emails that make it appear as though the e-mail is sourced from another source’s server, even if permission has been received; falsifying addressing information or otherwise modifying headers to conceal the sender’s identity; sending messages that threaten or promise breaches of the peace, acts of terror, war, civil disturbance or violence; sending messages that harass or intimidate other users; sending mass electronic messages or “mail-bombing” (sending mass unsolicited mail or deliberately sending very large attachments to one recipient); and sending the same or substantially similar unsolicited email message, whether commercial or not, to 100 or more recipients. Also, when using our Internet service, posting the same or similar message to one or more newsgroups (excessive cross-posting or multiple-posting, also known as “SPAM”) is prohibited.

We do not make any representations as to the security of our network (or the internet) or any information that you place on it. You should employ whatever security measures (such as encryption) you believe are appropriate for your protection.

We cannot guarantee that a particular degree of availability will be attained in connection with your use of the internet or network services.

You hereby warrant to us that our provision of these services to you will not infringe upon the rights of any third parties.

We warrant that the services shall be provided and performed in a professional and workmanlike manner. If we fail to provide the services as warranted, your sole and exclusive remedy shall be the remedy of such failure by us within a reasonable time after written notice. The above warranty is in lieu of all other terms, conditions and warranties, whether express or implied by usage, custom, statute or otherwise pertaining to the services and manner in which we perform our obligations and exercise our right including, but without prejudice to the generality of the foregoing such as relate to the description, performance, quality, suitability or fitness for any particular purposes, of the services. We do not warrant that the services will be uninterrupted or error free.

2. PAYMENTS. You agree to pay (i) the initial charges set forth on the Term Sheet upon execution of this Agreement and (ii) your Recurring Monthly Charges and additional service fees, and all applicable sales and use taxes on services to be provided in the following month in advance in full on the 1st of every month. You will be charged a late fee equivalent to 5% of the balance due, if payment is not received by the 5th of every month. If you dispute any portion of the charges on your bill, you agree to pay the undisputed portion on the designated payment date. You agree that charges must be disputed within ninety (90) days or you waive your right to dispute such charges.

You agree to pay promptly all (i) sales, use, excise and any other taxes, surcharges or license fees which you are required to pay to any governmental authority (and, at our request, will provide to us evidence of such payment), and (ii) any taxes paid by us attributable to your accommodation, including, without limitation, any gross receipts, rent and occupancy taxes, surcharge fees or tangible personal property taxes.

You will pay a fee of $100.00 (or the maximum amount permitted by law) for the return of any payment far insufficient funds.

3.SERVICE RETAINER. When you sign this Agreement you are required to pay a Service Retainer as part of your Initial charges as security for the performance of your obligations under this Agreement. The Service Retainer will not be kept in a separate account from other funds of RGBC and no interest will be paid to you on this amount. The Service Retainer may be applied to outstanding charges at any time at our discretion. We have the right to require that you replace retainer funds that we apply to your charges and to increase retainer funds If (i) you frequently fail to pay us on time or (ii) your outstanding fees exceed the Service Retainer held. At the end of the term of this Agreement. If you have satisfied all of your payment obligations, we will refund your Service Retainer within sixty (60) days thereafter.

4.USE OF OFFICE ACCOMODATION. You agree to use our offices, services and facilities in accordance with the provisions of this Agreement as a first-class office and only for the approved purpose you have stated to us or to which we have otherwise agreed.

You shall not, without our prior written consent: (i) store or operate in the office(s) or the Center any computer (excepting a personal computer) or any other large business machine, reproduction equipment, healing equipment, stove, radio, stereo equipment or other mechanical amplification equipment, vending or coin operated machine, refrigerator or coffee equipment; (ii) conduct a mechanical business in the office(s) or the Center; (iii) store or cook food within the office(s) or the Center, or use or allow to be used in the building, oil burning fluids, gasoline, kerosene for heating, warming or lighting; (iv) use the office(s) or the Center as a distribution, assembly or shipping center for goods or merchandise or for manufacturing or storage of merchandise except as such storage may be incidental to general office purposes; (v) occupy or permit any portion of the office(s) or the Center to be occupied or used for the manufacture, sale, gift or use of liquor, narcotics or tobacco in any form or (vi) use the office(s) or any part of the Center for lodging or sleeping or for any immoral or illegal purposes. No article deemed hazardous on account of fire or any explosives shall be brought into the Center. No behavior, noise or odor, which, in our judgment, might disturb other clients or other occupants of the building shall be permitted in the office(s). No fire arms shall be permitted.

Your agree to use the office(s), services and facilities as required by laws, ordinances and regulations which apply to your operations, including those which require you to have licenses and/or permits. Neither you as Client nor any occupant of the office(s) shall use the words “Rockefeller Group Business Centers”, or any simulation thereof, for any purpose whatsoever, including (but not limited to) as or for any corporate, firm or trade name, trademark or designation or description of merchandise of services.

5.NAME AND ADDRESS. You may only carry on that business in your name or some other name upon which we previously agree. At your request and cost we will include that name in the house directory at the Center, where this is available. You must not put up any signs on the doors to your office(s) or anywhere else which is visible from outside the office(s) you are using. You may use the Center address as your business address. You acknowledge that you have read and understood United States Post Office Form #1583 and understand that in in the event your use of this address terminates, it will be your responsibility to notify all parties of the termination of the use of the Center’s address. If this Agreement terminates or any or all of (he Monthly Charges and additional service fees are not paid when due, RGBC may terminate your right to use the Center’s address and at RGBC’s election, and upon reasonable notice, may either (i) return all mail to senders or (ii) destroy said mail.

6.ACCESS TO YOUR OFFICE ACCOMODATION. We may enter your office(s) at any time. However, unless there is an emergency, we will as a matter of courtesy try to inform you in advance when we need access to carry out testing, repair or work other than routine inspection, cleaning and maintenance. We will also use reasonable efforts to comply with security procedures in order to protect the confidentiality of your business.

7.OUR PROPERTY. You must take good care of and not damage or make any changes to the office, facilities, furnishings and equipment we provide to you or remove any of such furnishings and equipment from the office(s). At the end of this Agreement, you must deliver the same to us in good condition, normal wear and tear excepted. If any damage (beyond normal wear and tear) to our property should occur white in your care, custody or control, you agree to pay reasonable repair/replacement costs and to notify us immediately upon such damage occucring, but no later than 8 hours laler. You are liable for any damage caused by you or those in the Center with your permission or at your invitation.

8. KEYS AND SECURITY. Any keys or entry cards which we let you use remain our property at all times. You must not take any copies of them or allow anyone else to use them without our consent. Any loss must be reported to us immediately and you must pay the cost of replacement keys or cards and or changing locks, if required.

You must not place any additional locks or bolts of any kind upon any of the doors or windows of the Center nor make any changes to existing locks or the mechanisms thereof.

9. COMPLIANCE WITH LAW. You must comply with all relevant laws and regulations in the conduct of your business. You must do nothing illegal. You must not do anything that interferes with the use of the Center by RGBC or by anyone else, cause any nuisance or annoyance, increase insurance premiums payable by RGBC or its affiliates or cause loss or damage to us or to the owner of any interest in the building in which the Center is located. If you do not comply with the provisions of this paragraph, we may immediately terminate this Agreement or any other agreement you have with us.

10. CONDUCT. You acknowledge that RGBC is and will continue to be an equal opportunity employer and that RGBC prohibits any form of discrimination in employment, against any of its employees (whether by its employees, its clients, including you, or others), including, on the basis of race, color, creed, religion, age, gender, marital status, sexual orientation, national origin, or disability, or other characteristics protected by law. In recognition of this policy, yon and your officers, directors, employees, shareholders, partners, agents, representatives, contractors,

Initials

SERVICE AGREEMENT
TERMS AND CONDITIONS

customers, or invitees shall be prohibited from participating in any type of harassing or abusive behavior to employees of RGBC or it affiliates, other clients or invitees, verbal or physical in the Center for any reason. You further agree, upon the request of RGBC, to cooperate with RGBC in its efforts to enforce and maintain its equal employment opportunity, non-discrimination and anti-harassment policies. RGBC may immediately terminate this Agreement if you or any of your staff engage in any behavior that RGBC deems is contrary to its policies.

Notwithstanding the above, you will indemnify and hold harmless RGBC for any and all damages, costs, liabilities, and reasonable attorneys’ fees incurred by it under applicable employment non-discrimination laws (whether federal, state or local) as a result of your or any of your staffs conduct toward RGBC’s employees or other users or occupants of the Center and/or failure to comply with your obligations hereunder.

11. DAMAGES AND INSURANCE. You are responsible for any damage you cause to the Center or your office(s) beyond normal wear and tear. We have the right to inspect the condition of the office from time to time and make any necessary repairs.

You are responsible for arranging insurance for your personal property against all risks and for your liability to and for your employees and third parties. You have the risk of damage, loss, theft or misappropriation with respect to any of your personal property and liability to and for your employees and third parties. You agree to waive any right of recovery against RGBC, its directors, officers and employees for any damage, loss, theft or misappropriation of your property under your control and any liability to and for your employees and third parties. All property in your office(s) is understood to be under your control.

12. INDEMNITIES. You must indemnify us with respect to all liability, claims, damages, loss and expenses which may arise (except to the extent caused by our gross negligence or willful misconduct):

(i) if someone dies or is injured while in the accommodation you are using;

(ii) from a third party in respect of your use of the Center and the services; or

(iii) if you do not comply with the terms of your Agreement.

You must also pay any costs, including reasonable legal fees, which we incur in enforcing your Agreement.

13. OUR LIMITATION OF LIABILITY. You acknowledge that due to the imperfect nature of verbal, written and electronic communication, neither RGBC nor its affiliates, its landlord or any of their respective officers, directors, employees, partners, agents or representatives shall be responsible for damages, direct or consequential, that may result from the failure of RGBC to furnish any service, including but not limited to the service of conveying messages, communications and other utility or services. Your sole remedy and RGBC’s sole obligation for any failure to render any service, any error or omission, or any delay or interruption of any service, is limited to an adjustment to your bill in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues.

WITH THE SOLE EXCEPTION OF THE REMEDY DESCRIBED ABOVE, YOU EXPRESSLY AND SPECIFICALLY AGREE TO WAIVE, AND AGREE NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, INCLUDING WITH RESPECT TO LOST BUSINESS OR PROFITS, ARISING OUT OF ANY FAILURE TO FURNISH ANY SERVICE, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF SERVICES. RGBC DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

RGBC and our affiliates and/or our landlord are not liable to you, or to anyone you invite or permit into our offices or areas, for any injury (including death), loss or damage resulting from the actions or omissions of our employees, clients, their guests, or anyone else, or resulting from any condition or failure of the offices access, facilities and/or areas provided by us. You waive all claims you may come to have against us and/or our landlord for damage or loss to your property arising from fire, theft, or other occurrences.

14. SUSPENSION OF SERVICES. We may by notice suspend the provision of services (including access to the Center) for reasons of political unrest, strikes, terrorism, Act’s of God or other events beyond our or our landlord’s reasonable control.

15. LICENSE AGREEMENT. YOU ACKNOWLEDGE THAT THIS AGREEMENT IS NOT A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY. IT IS A CONTRACTUAL ARRANGEMENT THAT CREATES A REVOCABLE LICENSE. RGBC retains legal possession and control of the Center and the office(s) assigned to you. Our obligation to provide space and services to you is subject to the terms of our lease with the building. This Agreement terminates simultaneously with the termination of RGBC’s master lease or the termination of the operation of Center for any reason. As our Client, you do not have any rights under our lease with the landlord. When this Agreement is terminated because the term has expired or otherwise, your license to occupy the Center is revoked. You agree to remove your personal property and leave the office as of the date of termination. We are not responsible for property left in the office after termination.

16. DEFAULT. You are in default under this Agreement if: 1) you fail to abide by the rules and regulations of the Center; 2) you do not pay your fees on the designated payment data and after written notice of this failure to pay you do not pay within five (5) days; and 3) you do not comply with the terms of this Agreement. If the default is unrelated to payment you will be given written notice of the default and you will have ten (10) days to correct the default.

In the event you default on your obligations under this Agreement, you agree that RGBC may cease to provide any and all services including telephone and internet services without resort to legal process Additionally, RGBC shall have all rights and remedies for such default pursuant to the state in which the Center is located.

17. CURING YOUR DEFAULT. If you default in the observance of any provision of this Agreement, RGBC, without waiving such default, may thereafter, without notice, perform the same for your account and at your expense. All costs and expenses incurred by RGBC in connection with any such performance and all costs and expenses, including reasonable counsel fees and disbursements incurred in any action or proceeding brought by RGBC to enforce any of your obligations hereunder and/or RGBC’s rights in or to the office(s), shall be paid by you to RGBC upon demand. If any fees or damages payable under this Agreement are not paid within five (5) days after the date on which they are due, the same shall be subject to a late charge equal to five (5%) percent of the amount due. RGBC reserves the right, without liability to you, to suspend furnishing or rendering of services to you if you are in arrears in paying any such amounts.

18. TERMINATION. The term of this Agreement shall last for the period of time stated on the Term Sheet and will then be automatically extended for the period(s) of time outlined on the Term Sheet, unless either party terminates in accordance with the Notice Period set forth on the Term Sheet (or with sixty (60) days prior notice in the event three (3) or more offices are assigned to you at any time under this Agreement and/or any other agreement with RGBC). The Monthly Charges will automatically increase on an annual basis in accordance with the Term Sheet. In all other respects, your Agreement will renew on the same terms and conditions as contained herein.

RGBC has the right to immediately terminate this Agreement upon notice if: 1) you become insolvent, go into liquidation or become unable to pay your debts as they fall due; 2) you are in breach of one of your obligations which cannot be put right or which we have given you notice to put right and which you have failed to put right within ten (10) business days of that notice; or 3) your conduct, or that of someone at the Center with your permission or at your invitation, is incompatible with ordinary office use.

If we put an end to this Agreement for any of these reasons above it does not put an end to any then outstanding obligations you may have and you must: l)pay for additional services you have used: 2) pay the Monthly Charges for the remainder of the period for which your Agreement would have lasted had we not ended it or for a further period of three months (whichever is earlier), and 3) indemnify us against all costs and losses we incur as a result of the termination.

19. RESTRICTION ON HIRING. Our employees are an essential part of our ability to deliver our services. You acknowledge this and agree that, during the term of your Agreement and for six (6) months afterward, you will not hire any of our employees or others working on our behalf. If you do hire one of our employees or another person working on our behalf, you agree that actual damages would be difficult to determine and therefore you agree to pay liquidated damages in the amount of one-half of the annual base salary of the employee or other person you hire. You agree that this liquidated damage amount is fair and reasonable.

20. RULES AND REGULATIONS. You and your employees, agents, guests, invitees, visitors, and/or any other persons caused to be present in and around the premises by you will perform and abide by the rules and regulations set forth herein and any other rules that we may impose generally on users of the Center, whether for reasons of health and safety, or otherwise. We shall have no responsibility to you for the violation or non-performance by any of our other clients of any of the Rules and Regulations but shall use reasonable efforts to enforce all Rules and Regulations.

a. Your employees and guests shall conduct themselves in a businesslike manner; proper business attire shall be worn at all times; the noise level will be kept lo a level so as not to interfere with or annoy other clients and you will abide by our directives regarding all matters common to all occupants.

b. You shall not affix anything to the windows, walls or any other part of the office(s) or the Center or make alterations or additions to the office(s) or the Center without our prior written consent.

c. You shall not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

d. You shall only use public areas with our prior consent and those areas must be kept neat and attractive at all times.

e. You shall not obstruct corridors, halls, elevators and stairways or use them for any purpose other than egress and ingress.

f. The electrical current shall be used for ordinary lighting, powering personal computers and personal business devices only unless written permission to do otherwise shall first have been obtained from us at an agreed cost to you.

g. If you require any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at your expense by personnel designated by us.

h. You may not conduct business or use mobile phones in the hallways, reception area or any other area except in your designated office(s) without our prior written consent.

i. You shall not and shall not permit any person to bring animals other than seeing-eye dogs in the company of blind persons into the building or the Center.

j. Canvassing, soliciting and peddling in the building are prohibited and you shall not solicit other clients for any business or other purpose without our prior written consent.

k. Smoking shall be prohibited at all times in all areas of the Center, including conference rooms, training rooms, offices (whether open or closed) and workstations.

I. You shall use only telecommunications systems and services as provided by us.

21. SUBORDINATION. Your Agreement is subordinate to our lease with our landlord and to any other agreements to which our lease is subordinate.

22. MISCELLANEOUS.

A. All notices must be in writing and may be given by registered or certified mail, postage prepaid, overnight mail service or hand delivered with proof of delivery, addressed to RGBC or Client at the address listed on the Term Sheet.

B. If you remain in the office(s) after the expiration or termination of this Agreement without RGBC’s consent, you will be required to pay as liquidated damages, for such period as you remain in the office(s), an amount equal to two times the Monthly Charges and additional service fees that you were obligated to pay for the period immediately preceding the expiration or termination of this Agreement. The term of this Agreement shall not be extended as a result of your remaining in the office(s) or paying the amounts specified herein.

C. If any provision of this Agreement or the application thereof is deemed invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances oilier than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

D. If you fail to remove any property belonging to you from the office(s) or the Center after the expiration or termination of this Agreement, it shall be conclusively presumed that you have conveyed such property to RGBC under this Agreement as a bill of sale without further payment or credit by RGBC to you and we may either keep or remove such property and you shall pay all our costs of such removal upon demand.

E. You may not assign this Agreement without RGBC’s prior written consent.

F. This Agreement is governed by the laws of the state in which lite Center is located.

Initials

United States Postal Service®

Application for Delivery of Mail Through Agent

See Privacy Act Statement on Reverse

1. Date:

November 19, 2010

In consideration of delivery of my or our (firm) mail to the agent named below, the addressee and agent agree: (1) the addressee or the agent must not file a change of address order with the Postal Service™ upon termination of the agency relationship; (2) the transfer of mail to another address is the responsibility of the addressee and the agent; (3) all mail delivered to the agency under this authorization must be prepaid with new postage when re-deposited in the mails; (4) upon request the agent must provide to the Postal Service all addresses to which the agency transfers mail; and (5) when any information required on this form changes or becomes obsolete, the addressee(s) must file a revised application with the Commercial Mail Receiving Agency (CMRA).

NOTE: The applicant must execute this form in duplicate in the presence of the agent, his or her authorized employee, or a notary public. The agent provides the original completed signed PS Form 1583 to the Postal Service and retains a duplicate completed signed copy at the CMRA business location. The CMRA copy of PS Form PS 1583 must at ail times be available for examination by the postmaster (or designee) and the Postal Inspection Service. The addressee and the agent agree to comply with all applicable Postal Service rules and regulations relative to delivery of mail through an agent. Failure to comply will subject the agency to withholding of mail from delivery until corrective action is taken.

This application may be subject to verification procedures by the Postal Service to confirm that the applicant resides or conducts business at the home or business address listed in boxes 7 or 10, and that the identification listed in box 8 is valid.

2. Name in Which Applicant’s Mail Will Be Received for Delivery to Agent. (Complete a separate PS Form 1583 for EACH applicant. Spouses may complete and sign one PS Form 1583. Two items of valid identification apply to each spouse. Include dissimilar information for either spouse in appropriate box.) Coronado Biosciences 3a.Address to be Used for Delivery (Include PMB or # sign.)

45 Rockefeller Plaza

Suite 2000

3b. City

New York 3c. State NY

3d. ZIP + 4® 10111

4. Applicant authorizes delivery to and In care of:

a. Name

Rockefeller Group Business Centers

b. Address (No., street, apt./ste. no.)

45 Rockefeller Plaza Suite 2000 5. This authorization is extended to include restricted delivery mail for the undersigned(s): Gary Gemignani; Jaclyn Jaffe

c. City d.State e. ZIP + 4 New York NY 10111

6. Name of Applicant

Gary Gemignani

7a.Applicant Home Address (No., street, apt./ste. no)

45 Rockefeller Plaza, Suite 2000

8. Two types of identification are required. One must contain a photograph of the addressee(s). Social Security cards, credit cards, and birth certificates are unacceptable as identification. The agent must write in identifying information. Subject to verification.

a. 7b. City New York 7c. State 7d.ZIP + 4 New York 10111

7e, Applicant Telephone Number (Include area code) 212-332-1667

9. Name of Firm or Corporation

Coronado Biosciences

b. 10a. Business Address: (No,, street, apt/ste. no)

45 Rockefeller Plaza, Suite 2000

Acceptable identification includes: valid driver’s license or state non-driver’s identification card; armed forces, government, university, or recognized corporate identification card; passport, allen registration card or certificate of naturalization; current lease, mortgage or Deed of Trust; voter or vehicle registration card; or a home or vehicle insurance policy. A photocopy of your identification may be retained by agent for verification. 10b. City 10c. State 10d.ZIP + 4 New York New York 10111

10e. Business Telephone Number (Include area code) 212-332-1667

11. Type of Business Drug development and cancer therapies

12. If applicant is a firm, name each member whose mail is to be delivered. (All names listed must have verifiable Identification. A guardian must list the names of minors receiving mail at their delivery address.)

13. If a CORPORATION, Give Names and Addresses of Its Officers Gary Gemignani, COO/CFO

Jaclyn Jaffe, Assistant 14. If business name (corporation or trade name) has been registered, give name of county and state, and date of registration.

Delaware 20-5157386

Warning: The furnishing of false or misleading information on this form or omission of material information may result in criminal sanctions (Including fines and imprisonment) and/or civil sanctions (including multiple damages and civil penalties).

15. Signature of Agent/Notary Public

16. Signature of Applicant (If firm of corporation, application must be signed by officer. Show title.)

PS Form 1583, December 2004 (Page 1 of 2) (7530-01-9365) This form on Internet at www.usps.com®

Privacy Act Statement: Your information will be used to authorize the delivery of your mail to the designated addressee as your agent. Collection is authorized by 39 USC 401, 403, and 404. Providing the information is voluntary, but if not provided, we cannot provide this service to you. We do not disclose your information without your consent to third parties, except for the following limited circumstances: to a congressional office on your behalf; to financial entities regarding financial transaction issues; to a USPS® auditor; to entities, including law enforcement, as required by law or in legal proceedings; to contractors and other entities aiding us to fulfill the service; and for the purpose of identifying an address as an address of an agent who receives mail on behalf of other persons. Information concerning an individual who has filed an appropriate protective court order with the postmaster will not be disclosed except pursuant to court order. For more information on our privacy policies, see our privacy link on usps.com.®

PS Form 1583, December 2004 (Page 2 of 2) (7530-01-000-9365)

Service Agreement

Term Sheet

DATE:MARCH 31, 2011

Client Information

Client: Coronado Biosciences Entity: Corporation Tax ID or SS: 20-5157386 Address: 45 Rockefeller Plaza,Suite 2000

City: New York State: NewYork Zip: 10111 Country: United States

Client’s Telephone Number: 212-332-1666 Client’s Email Address: ggemignani@coronadobiosciences.com

Send Invoices To : Gary Gemignani; Jaclyn Jaffe Phone Number: 212-332-1666

Fax Number: 212-332-1667

Billing Contact Email: ggemignani@coronadobiosciences.com

Center: 45 Rockefeller Plaza, New York, Suite 2000,NY, 10111

Commencement: April 1, 2011 Expiration: June 30, 2011

Recurring terms: 3 Months Notice Period: 60 Days prior to end of term

Escalation Date: March 31 Escalation Rate :10.00%

Referred by: Other Name: Existing client

Office Cpty Rate Office Cpty Rate Office Cpty Rate Office Cpty Rate

40 1 $3,500.00

Technology Quantity Rate Extension Start-Up Per Unit

Phone 1 $125.00 $125.00 $75.00

Shared Internet 1 $110.00 $110.00 $75.00

COMMENTS

Account: 10259 office #40. Three-month cycle; 60- days notification required within current three-month term to terminate or the next three month responsibility applies(automatic roll over); Two-month retainer is due at signing – retainer is held on file and returned 60-days after departure.

Initial Charges

Other:

Key/Access Card Included @ Each

Start-up Fee: $275.00

Recurring Monthly Charge: $3,610.00

Service Retainer:”2” months $7,220.00

INITIAL CHARGES DUE AT SIGNING: $11,105.00

*Please note that this agreement does not end automatically. To end this agreement, please refer to the terms and conditions of section 18,

** By signing this agreement you agree to our Service Agreement Terms and Conditions attached hereto.

***Special Pricing and Promotions do not apply to Agreements already in effect.

Coronado Biosciences

By: Date: 4/1/2011

Name: Mr. Gary Gemignani

Title : Chief Operating Officer

Rockefeller Group Business Centers

By: Date:

Name: Margaret M. Myhan

Title : General Manager

SERVICE AGREEMENT
TERMS AND CONDITIONS

1.	STANDARD SERVICES

A. OFFICE ACCOMODATION. As a Client you have a license to use the office(s) assigned to you. You also have shared use of common areas in the Center. You have access to your office(s) twenty-four (24) hours a day, seven (7) days a week. Your office(s) comes with standard office furniture. Our building provides office cleaning, maintenance services, electric, heating and air conditioning to the Center during normal bnsiness hours as determined by the landlord for the building.

You will be asked to sign an inventory of all accommodation(s) furniture and equipment you are permitted to use, together with a note of its condition, and an acknowledgement of the keys or entry cards issued to you and specified on the first page of this Agreement (the “Term Sheet”).

You shall not install any furniture or office equipment, cabling, internet or telecom connections without our consent, which we may refuse at our absolute discretion.

We reserve the right to relocate you to another office in the Center from time to lime. If we exercise this right it will only be to an office of equal or larger size and configuration and we will attempt to obtain your approval with respect to such new office(s) in advance. Any such relocation will be at our expense. Additionally, we may show the offices(s) to prospective Clients and will use reasonable efforts not to disrupt your business.

B. SERVICES. In addition to an office, we provide you with certain services on an as requested basis, subject to the availability of RGBC staff. We will not be responsible for any delay in service due to the unavailability of such staff. The fee schedule for these services is available upon request and may be updated from time to time. The fees are charged to your account and are payable on the monthly billing date. You agree to pay all charges authorized by you or your employees.

If you request the use of services outside of the Center’s normal opening hours, we will try to accommodate you, subject to the availability of RGBC staff. If we decide in our sole discretion that a request for any particular service is excessive, we reserve the right to charge an additional fee at our usual published rates based on the time taken to complete such service.

RGBC and its designees are the only service providers authorized to provide services in the Center. You agree that neither you nor your employees will solicit other clients of the Center or other outside parties to provide any service provided by RGBC, its affiliates or its designees, or otherwise.

C. INTERNET ACCESS. You must pay service fees for each device connected to Internet service.

Internet service and any other service provided to you may only be used for lawful purposes. Transmission or storage of any information, data, or material in violation of any US federal, state or local law is prohibited. You are prohibited from using our internet access or our network to transmit threatening material or transmit or receive obscene material You must comply with any copyright notices, license terms or other notices appearing on screen or any part of any material on the internet or our network. You must not copy, use or exploit such material in any way, unless we have explicitly given you permission to do so. Anyone seeking to send a Notification of Claimed Infringement pursuant to the Digital Millennium Copyright Act of 1998 must send notification to RGBC’s Designated Agent, Parkin Lee, Rockefeller Group Business Centers, Inc., 17th floor, 1221 Avenue of the Americas, New York, NY 10020-1095, by telephone at (212) 282-2000, by fax at (212)282-2005, or by email to growden@rockgrp.com. You must strictly comply with the terms of any permissions which we give. We have the right to suspend internet or network service at any time if your use violates any laws or the provisions of this Agreement.

With respect to e-mail usage from our Internet service, it is explicitly prohibited to do any of the following: sending unsolicited commercial, advertising and informational mail messages; using another site’s mail server to relay mail without the express permission of that site; sending emails that make it appear as though the e-mail is sourced from another source’s server, even if permission has been received; falsifying addressing information or otherwise modifying headers to conceal the sender’s identity; sending messages that threaten or promise breaches of the peace, ads of terror, war, civil disturbance or violence; sending messages that harass or intimidate other users; sending mass electronic messages or “mail-bombing” (sending mass unsolicited mail or deliberately sending very large attachments to one recipient); and sending the same or substantially similar unsolicited email message, whether commercial or not, to 100 or more recipients. Also, when using our Internet service, posting the same or similar message to one or more newsgroups (excessive cross-posting or multiple-posting, also known as “SPAM”) is prohibited.

We do not make any representations as to the security of our network (or the internet) or any information that you place on it. You should employ whatever security measures (such as encryption) you believe are appropriate for your protection.

We cannot guarantee that a particular degree of availability will be attained in connection with your use of the internet or network services.

You hereby warrant to us that our provision of these services to you will not infringe upon the rights of any third parties.

We warrant that the services shall be provided and performed in a professional and workmanlike manner. If we fail to provide the services as warranted, your sole and exclusive remedy shall be the remedy of such failure by us within a reasonable time after written notice.

The above warranty is in lieu of all other terms, conditions and warranties, whether express or implied by usage, custom, statute or otherwise pertaining to the services and manner in which we perform our obligations and exercise our right including, but without prejudice to the generality of the foregoing such as relate to the description, performance, quality, suitability or fitness for any particular purposes, of (he services. We do not warrant that the services will be uninterrupted or error free.

2. PAYMENTS. You agree to pay (i) the initial charges set forth on the Term Sheet upon execution of this Agreement and (ii) your Recurring Monthly Charges and additional service fees, and all applicable sales and use taxes on services to be provided in the following month in advance in full on the 1st of every month. You will be charged a late fee equivalent to 5% of the balance due, if payment is not received by the 5th of every month. If you dispute any portion of the charges on your bill, you agree to pay the undisputed portion on the designated payment date. You agree that charges must be disputed within ninety (90) days or you waive your right to dispute such charges.

You agree to pay promptly all (i) sales, use, excise and any other taxes, surcharges or license fees which you are required to pay to any governmental authority (and, at our request, will provide to us evidence of such payment), and (ii) any taxes paid by us attributable to your accommodation, including, without limitation, any gross receipts, rent and occupancy taxes, surcharge fees or tangible personal property taxes.

You will pay a fee of $100.00 (or the maximum amount permitted by law) for (he return of any payment for insufficient funds.

3. SERVICE RETAINER. When you sign this Agreement you are required to pay a Service Retainer as part of your initial charges as security for the performance of your obligations under this Agreement. The Service Retainer will not be kept in a separate account from other funds or RGBC and no Interest will be paid to you an this amount. The Service Retainer may be applied to outstanding charges at any time at our discretion. We have the right to require that you replace retainer funds that we apply to your charges and to Increase retainer funds If (1) you frequently fail to pay us on time or (ii) your outstanding fees exceed the Service Retainer held. At the end of the term of this Agreement, If you have satisfied all of your payment obligations, we will refund your Service Retainer within sixty (60) days thereafter.

4. USE OF OFFICE ACCOMODATION. You agree to use our offices, services and facilities in accordance with the provisions of this Agreement as a first-class office and only for the approved purpose you have stated to us or to which we have otherwise agreed.

You shall not, without our prior written consent: (i) store or operate in the office(s) or the Center any computer (excepting a personal computer) or any other large business machine, reproduction equipment, heating equipment, stove, radio, stereo equipment or other mechanical amplification equipment, vending or coin operated machine, refrigerator or coffee equipment; (ii) conduct a mechanical business in the office(s) or the Center; (iii) store or cook food within the office(s) or the Center, or use or allow to be used in the building, oil burning fluids, gasoline, kerosene for healing, warming or lighting; (iv) use the office(s) or the Center as a distribution, assembly or shipping center for goods or merchandise or for manufacturing or storage of merchandise except as such storage may be incidental to general office purposes; (v) occupy or permit any portion of the office(s) or the Center to be occupied or used for the manufacture, sale, gift or use of liquor, narcotics or tobacco in any form or (vi) use the office(s) or any part of the Center for lodging or sleeping or for any immoral or illegal purposes. No article deemed hazardous on account of fire or any explosives shall be brought into the Center. No behavior, noise or odor, which, in our judgment might disturb other clients or other occupants of the building shall be permitted in the office(s), No fire arms shall be permitted.

You agree to use the office(s), services and facilities as required by laws, ordinances and regulation; which apply to your operations, including those which require you to have licenses and/or permits. Neither you as Client nor any occupant of the office(s) shall use the words “Rockefeller Croup Business Centers”, or any simulation thereof, for any purpose whatsoever, including (but not limited to) as or for any corporate, firm or trade name, trademark or designation or description of merchandise or services.

5. NAME AND ADDRESS. You may only carry on that business in your name or some other name upon which we previously agree. At your request and cost we will include that name in the house directory at the Center, where this is available. You must not put up any signs on (the doors to your office(s) or anywhere else which is visible from outside the office(s) you are using. You may use the Center address as your business address. You acknowledge that you have read and understood United States Post Office Form #1583 and understand that in the event your use of this address terminates, it will be your responsibility to notify all parties of the termination of the use of the Center’s address. If this Agreement terminates or any or all of the Monthly Charges and additional service fees are no; paid when due, RGBC may terminate your right to use the Center’s address and at RCBC’s election, and upon reasonable notice, may either (i) return all mail to senders or (ii) destroy said mail.

6. ACCESS TO YOUR OFFICE ACCOMODATION. We may enter your office(s) at any time. However, unless there is an emergency, we will as a matter of courtesy try to inform you in advance when we need access to carry out testing, repair or work other than routine inspection, cleaning and maintenance. We will also use reasonable efforts to comply with security procedures in order to protect the confidentiality of your business.

7. OUR PROPERTY. You must take good care of and not damage or make any changes to the office, facilities, furnishings and equipment we provide to you or remove any of such furnishings and equipment from the office(s). At the end of this Agreement, you must deliver the same to us in good condition, normal wear and tear excepted. If any damage (beyond normal wear and tear) to our property should occur while in your care, custody or control, you agree to pay reasonable repair/replacement costs and to notify us immediately upon such damage occurring, but no later than 8 hours later. You are liable for any damage caused by you or those in the Center with your permission or at your invitation.

8. KEYS AND SECURITY. Any keys or entry cards which we let you use remain our property at all times. You must not take any copies of them or allow anyone else to use them without our consent. Any loss must be reported to us immediately and you must pay the cost of replacement keys or cards and or changing locks, if required.

You must not place any additional locks or bolts of any kind upon any of the doors or windows of the Center nor make any changes to existing locks or the mechanisms thereof.

9. COMPLIANCE WITH LAW. You must comply with all relevant laws and regulations in the conduct of yaw business. You must do nothing illegal. You must not do anything that interferes with the use of the Center by RGBC or by anyone else, cause any nuisance or annoyance, increase insurance premiums payable by RGBC or its affiliates or cause loss or damage to us or to the owner of any interest in the building in which the Center is located. If you do not comply with the provisions of this paragraph, we may immediately terminate this Agreement or any other agreement you have with us.

10. CONDUCT. You acknowledge that RGBC is and will continue to be an equal opportunity employer and that RGBC prohibits any form of discrimination in employment, against any of its employees (whether by its employees, its clients, including you, or others), including, on the basis of race, color, creed, religion, age, gender, marital status, sexual orientation, national origin, or disability, or other characteristics protected by law. In recognition of this policy, you and your officers, directors, employees, shareholders, partners, agents, representatives, contractors.

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customers, or invitees shall be prohibited from participating in any type of harassing or abusive behavior to employees of RGBC or it affiliates, other clients or invitees, verbal or physical in the Center for any reason. You further agree, upon the request of RGBC, to cooperate with RGBC in its efforts to enforce and maintain its equal employment opportunity, non-discrimination and anti-harassment policies. RGBC may immediately terminate this Agreement if you or any of your staff engage in any behavior that RGBC deems is contrary to its policies. Notwithstanding the above, you will indemnify and hold harmless RGBC for any and all damages, costs, liabilities, and reasonable attorneys’ fees incurred by it under applicable employment non-discrimination laws (whether federal, state or local) as a result of your or any of your staff’s conduct toward RGBC’s employees or other users or occupants of the Center and/or failure to comply with your obligations hereunder.

11. DAMAGES AND INSURANCE. You are responsible for any damage you cause to the Center or your office(s) beyond normal wear and tear. We have the right to inspect the condition of the office from time to time and make any necessary repairs.

You are responsible for arranging insurance for your personal property against all risks and for your liability to and for your employees and third parties. You have the risk of damage, loss, theft or misappropriation with respect to any of your personal property and liability to and for your employees and third parties. You agree to waive any right of recovery against RGBC, its directors, officers and employees for any damage, loss, theft or misappropriation of your property under your control and any liability to and for your employees and third parties. All property in your office(s) is understood to be under your control.

12. INDEMNITIES. You must indemnify us with respect to all liability, claims, damages, loss and expenses which may arise (except to the extent caused by our gross negligence or willful misconduct):

(i) if someone dies or is injured while in the accommodation you are using;

(ii) from a third party in respect of your use of the Center and the services; or

(iii) if you do not comply with the terns of your Agreement.

You must also pay any costs, including reasonable legal fees, which we incur in enforcing your Agreement.

13. OUR LIMITATION OF LIABILITY. You acknowledge that due to the imperfect nature of verbal, written and electronic communications, neither RGBC nor its affiliates, its landlord or any of their respective officers, directors, employees, partners, agents or representatives shall be responsible for damages, direct or consequential, that may result from the failure of RGBC to furnish any service, including but not limited to the service of conveying messages, communications and other utility or services. Your sole remedy and RGBC’s sole obligation for any failure to render any service, any error or omission, or any delay or interruption of any service, is limited to an adjustment to your bill in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues.

WITH THE SOLE EXCEPTION OF THE REMEDY DESCRIBED ABOVE, YOU EXPRESSLY AND SPECIFICALLY AGREE TO WAIVE, AND AGREE NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, INCLUDING WITH RESPECT TO LOST BUSINESS OR PROFITS, ARISING OUT OF ANY FAILURE TO FURNISH ANY SERVICE, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF SERVICES. RGBC DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

RGBC and our affiliates and/or our landlord are not liable to you, or to anyone you invite or permit into our offices or areas, for any injury (including death), loss or damage resulting from the actions or omissions of our employees, clients, their guests, or anyone else, or resulting from any condition or failure of the offices access, facilities and/or areas provided by us. You waive all claims you may come to have against us and/or our landlord for damage or loss to your property arising from fire, theft, or other occurrences.

14. SUSPENSION OF SERVICES. We may by notice suspend the provision of services (including access to the Center) for reasons of political unrest, strikes, terrorism, Act’s of God or other events beyond our or our landlord’s reasonable control

15. LICENSE AGREEMENT. YOU ACKNOWLEDGE THAT THIS AGREEMENT IS NOT A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY. IT IS A CONTRACTUAL ARRANGEMENT THAT CREATES A REVOCABLE LICENSE. RGBC retains legal possession and control of the Center and the office(s) assigned to you. Our obligation to provide space and services to you is subject to the terms of our lense with the building. This Agreement terminates simultaneously with the termination of RGBC’s master lease or the termination of the operation of Center for any reason. As our Client, you do not have any rights under our lease with the landlord. When this Agreement is terminated because the term has expired or otherwise, your license to occupy the Center is revoked. You agree to remove your personal property and leave the office as of the date of termination. We are not responsible for property left in the office after termination.

16. DEFAULT, You are in default under this Agreement if: 1) you fail to abide by the rules and regulations of the Center; 2) you do not pay your fees on the designated payment date and after written notice of this failure to pay you do not pay within five (5) days; and 3) you do not comply with the terms of this Agreement. If the default is unrelated to payment you will be given written notice of the default and you will have ten(10) days to correct the default.

In the event you default on your obligations under this Agreement, you agree that RGBC may cease to provide any and all services in including telephone and internet services without resort to legal process Additionally, RGBC shall have all rights and remedies for such default pursuant to the state in which the Center is located.

17. CURING YOUR DEFAULT. If you default in the observance of any provision of this Agreement, RGBC, without waiving such default, may thereafter, without notice, perform the same for your account and at your expense. All costs and expenses incurred by RGBC in connection with any such performance and all costs and expenses, including reasonable counsel fees and disbursements incurred in any action or proceeding brought by RGBC to enforce any of your obligations hereunder and/or RGBC’s rights in or to the office(s), shall be paid by you to RGBC upon demand. If any fees or damages payable under this Agreement are not paid within five (5) days after the date on which they are due, the same shall be subject to a late charge equal to five (5%) percent of the amount due. RGBC reserves the right, without liability to you, to suspend furnishing or rendering of services to you if you are in arrears in paying any such amounts.

18. TERMINATION. The term of this Agreement shall last for the period of time stated on the Term Sheet and will then be automatically extended for the period(s) of time outlined on the Term Sheet, unless either party terminates in accordance with the Notice Period set forth on the Term Sheet (or with sixty (60) days prior notice in the event three (3) or more offices are assigned to you at any time under this Agreement and/or any other agreement with RGBC). The Monthly Charges will automatically increase on an annual basis in accordance with the Term Sheet. In all other respects, your Agreement will renew on the same terms and conditions is contained herein.

RGBC has the right to immediately terminate this Agreement upon notice if: l) you become insolvent, go into liquidation or become unable to pay your debts as they fall due; 2) you are in breach of one of your obligations which cannot be put right or which we have given yon notice to put right and which you have failed to put right within ten (10) business days of that notice; or 3) your conduct, or that of someone at the Center with your permission or at your invitation, is incompatible with ordinary office use.

If we put an end to this Agreement for any of these reasons above it does not put an end to any then outstanding obligations you may have and you must: l) pay for additional services you have used; 2) pay the Monthly Charges for the remainder of the period for which your Agreement would have lasted had we not ended it or for a further period of three months (whichever is earlier), and 3) indemnify us against all costs and losses we incur as a result of the termination.

19. RESTRICTION ON HIRING. Our employees are an essential part of our ability to deliver our services. You acknowledge this and agree that, during the term of your Agreement and for six (6) months afterward, you will not hire any of our employees or others working on our behalf. If you do hire one of our employees or another person working on our behalf, you agree that actual damages would be difficult to determine and therefore you agree to pay liquidated damages in the amount of one-half of the annual base salary of the employee or other person you hire. You agree that this liquidated damage amount is fair and reasonable.

20. RULES AND REGULATIONS. You and your employees, agents, guests, invitees, visitors, and/or any other persons caused to be present in and around the premises by you will perform and abide by the rules and regulations set forth herein and any other rules that we may impose generally on users of the Center, whether for reasons of health and safety, or otherwise. We shall have no responsibility to you for the violation or non-performance by any of our other clients of any of the Rules and Regulations but shall use reasonable efforts to enforce all Rules and Regulations.

a. Your employees and guests shall conduct themselves in a businesslike manner; proper business attire shall be worn at all times; the noise level will be kept to a level so as not to interfere with or annoy other clients and you will abide by our directives regarding all matters common to all occupants.

b. You shall not affix anything to the windows, walls or any other part of the office(s) or the Center or make alterations or additions to the office(s) or the Center without our prior written consent.

c.	You shall not prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

d. You shall only use public areas with our prior consent and those areas must be kept neat and attractive at all times.

e. You shall not obstruct corridors, halls, elevators and stairways or use them for any purpose other than egress and ingress.

f. The electrical current shall be used for ordinary lighting, powering personal computers and personal business devices only unless written permission to do otherwise shall first have been obtained from us at an agreed cost to you.

g. If you require any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at your expense by personnel designated by us.

h. You may not conduct business or use mobile phones in the hallways, reception area or any other area except in your designated office(s) without our prior written consent.

i. You shall not and shall not permit any person to bring animals other than seeing-eye dogs in the company of blind persons into the building or the Center.

j. Canvassing, soliciting and peddling in the building are prohibited and you shall not solicit other clients for any business or other purpose without our prior written consent.

k. Smoking shall be prohibited at all times in all areas of the Center, including conference rooms, training rooms, offices (whether open or closed) and workstations.

l. You shall use only telecommunications systems and services as provided by us.

21. SUBORDINATION. Your Agreement is subordinate to our lease with our landlord and to any other agreements to which our lease is subordinate.

22.	MISCELLANEOUS.

A. All notices must be in writing and may be given by registered or certified mail, postage prepaid, overnight mail service or hand delivered with proof of delivery, addressed to RGBC or Client at the address listed on the Term Sheet.

B. If you remain in the office(s) after the expiration or termination of this Agreement without RGBC’s consent, you will be required to pay as liquidated damages, for such period as you remain in the the office(s), an amount equal to two times the Monthly Charges and additional service fees that yon were obligated to pay for the period immediately preceding the expiration or termination of this Agreement. The term of this Agreement shall not be extended as a result of your remaining in the office(s) or paying the amounts specified herein.

C. If any provision of this Agreement or the application thereof is deemed invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

D. If you fail to remove any property belonging to you from the office(s) or the Center after the expiration or termination of this Agreement, it shall be conclusively presumed that you have conveyed such properly to RGBC under this Agreement as a bill of sale without further payment or credit by RGBC to you and we may either keep or remove such property and you shall pay all out costs of such removal upon demand.

E. You may not assign this Agreement without RGBC’s prior written consent.

F. This Agreement is governed by the laws of the state in which the Center is located.

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United States Postal Service®

Application for Delivery of Mail Through Agent

1. Date: March 31, 2011

See Privacy Act Statement on Reverse

In consideration of delivery of my or our (firm) mail to the agent named below, the addressee and agent agree: (1) the addressee of the agent must not file a change of address order with the Postal Service™ upon termination of the agency relationship; (2) the transfer of mail to another address is the responsibility of the addressee and the agent; (3) all mail delivered to the agency under this authorization must be prepaid with new postage when re-deposited in the mails; (4) upon request the agent must provide to the Postal Service all addresses to which the agency transfers mail; and (5) when any information required on this form changes or becomes obsolete, the addressee(s) must file a r evised application with the Commercial Mail Receiving Agency (CMRA).

NOTE: The applicant must execute this form in duplicate in the presence of the agent, his or her authorized employee, or a notary public. The agent provides the original completed signed PS Form 1583 to the Postal Service and retains a duplicate completed signed copy at the CMRA business location. The CMRA copy of PS Form PS 1583 must at all times be available for examination by the postmaster (or designee) and the Postal Inspection Service. The addressee and the agent agree to comply with all applicable Postal Service rules and regulations relative to delivery of mail through an agent. Failure to comply will subject the agency to withholding of mail from delivery until corrective action is taken.

This application may be subject to verification procedures by the Postal Service to confirm that the applicant resides or conducts business at the home or business address listed in boxes 7 or 10, and that the identification listed in box 8 is valid.

2. Name in Which Applicant’s Mail Will Be Received for Delivery to Agent. (Complete a separate PS Form 1583 for EACH applicant. Spouses may complete and sign one PS Form 1583. Two items of valid Identification apply to each spouse. Include dissimilar information for either spouse in appropriate box.)

Coronado Biosciences

3a. Address to be Used for Delivery (include PMB or # sign.)

45 Rockefeller Plaza

Suite 2000

3b. City

New York

3c. State

NY 10111

3d. ZIP + 4®

4. Applicant authorizes delivery to and in care of:

a. Name

Rockefeller Group Business Centers

b. Address (No., street, apt./ste. no.)

45 Rockefeller Plaza Suite 2000

c. City

New York

d. State

NY

e. ZIP + 4

10111

5. This authorization is extended to include restricted delivery mail for the undersigned (s):

Gary Gemignanl; Jaclyn Jaffe

6. Name of Applicant

Gary Gemignani

7a. Applicant Home Address (No., Street, apt./ste. no)

45 Rockefeller Plaza, Suite 2000

7b. City

New York

7c. State

New York

7d. ZIP + 4

10111

7e. Applicant Telephone Number (Include area code)

212-332-1667

8. Two types of identification are required. One must contain a photograph of the addressee(s). Social Security cards, credit cards, and birth certificates are unacceptable as identification. The agent must write in identifying information. Subject to verification.

a.

b.

9. Name of Firm or Corporation

Coronado Biosciences

10a. Business Address: (No., street, apt./ste. no)

45 Rockefeller Plaza, Suite 2000

10b. City

New York

10c. State

New York

10d. ZIP + 4

10111

10e. Business Telephone Number (Include area code)

212-332-1667

11. Type of Business

Drug development and cancer therapies

Acceptable identification includes; valid driver’s license or state non-driver’s identification card; armed forces, government, university, or recognized corporate identification card; passport, alien registration card or certificate of naturalization; current lease, mortgage or Deed of Trust; voter or vehicle registration card; or a home or vehicle Insurance policy. A photocopy of your identification may be retained by agent for verification.

12. If applicant is a firm, name each member whose mail is to be delivered. (All names listed must have verifiable identification. A guardian must list the names of minors receiving mail at their delivery address.)

13. If a CORPORATION, Give Names and Addresses of its Officers

Gary Gemignani, COO/CFO

Jaclyn Jaffe, Assistant

14. If business name (corporation or trade name) has been registered, give name of county and state, and date of registration.

Delaware

20-5157386

Warning: The furnishing of false or misleading information on this form or omission of material information may result in criminal sanctions (including fines and imprisonment) and/or civil sanctions (including multiple damages and civil penalties).

15. Signature of Agent/Notary Public

16. Signature of Applicant (If firm or corporation, application must be signed by officer. Show title.)

PS Form 1583, December 2004 (Page 1 of 2) (7530-01-000-9365)

This form on Internet at www.usps.com®

Privacy Act Statement: Your information will be used to authorize the delivery of your mail to the designated addressee as your agent. Collection is authorized by 39 USC 401, 403, and 404, Providing the information is voluntary, but if not provided, we cannot provide this service to you. We do not disclose your information without your consent to third parties, except for the following limited circumstances: to a congressional office on your behalf; to financial entities regarding financial transaction issues; to a USPS® auditor; to entities, including law enforcement, as required by law or in legal proceedings; to contractors and other entities aiding us to fulfill the service; and for the purpose of identifying an address as an address of an agent who receives mail on behalf of other persons. Information concerning an individual who has filed an appropriate protective court order with the postmaster will not be disclosed except pursuant to court order. For more information on our privacy policies, see our privacy link on usps.com.®

PS Form 1583, December 2004 (Page 2 of 2) (7530-01-000-9365)